Exhibit 4.1

                            STOCK PURCHASE AGREEMENT
                           ------------------------

     This Stock Purchase Agreement ("Agreement") is entered into this 30/th/ day of October, 2001 by and between Wall Street Consulting Corp., a Delaware corporation, d/b/a Wall Street Advisors, Inc. ("Purchaser") and Color Imaging, Inc., a Delaware corporation (the "Company") (while Purchaser and the Company, and each of them, may be referred to herein as a "Party", or collectively as the "Parties"), with reference to the facts set forth below:

     A. Purchaser desires to acquire from the Company, and the Company desires to issue and sell to Purchaser, one million (1,000,000) shares of one cent ($.01) par value common stock (the "Shares") of the Company in exchange for certain consideration, as described herein.

     B. Purchaser agrees to file a registration statement pursuant to the Securities Act of 1933, as amended (the "Act"), covering the resale of the Shares by Purchaser.

     NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

                                    Section 1
                                   ---------

                               Purchase of Shares
                              ------------------

     1.1  Purchase of Shares.  At the execution of this Agreement, subject to
          ------------------
the terms, conditions, provisions, and limitations contained in this Agreement, the Company shall sell and issue to Purchaser, free and clear of any and all liens and charges, and Purchaser shall acquire from the Company, the Shares, in exchange for the Purchase Price, as defined below.

     1.2  Purchase Price.  As consideration for the Shares, Purchaser shall pay
          --------------
to the Company an amount equal to Two Million Dollars ($2,000,000.00) (the "Purchase Price"). Payment of the Purchase Price shall be made as follows:

          1.2.1  Ten Thousand Dollars ($10,000.00) in cash (the "Cash"), and

          1.2.2 a non-assignable recourse promissory note in the principal amount of One Million Nine Hundred Ninety Thousand Dollars ($1,990,000.00) ("Note") in the form of Exhibit A attached hereto.

     1.3  Closing.  The closing of the sale of Shares (the "Closing") will take
          -------
place upon execution of this Agreement, unless another date or place is agreed to in writing by the Parties hereto.

     1.4  Deliveries at the Closing.  At the Closing, (a) the Company will
          -------------------------
deliver to Purchaser a copy of its letter to the Company's transfer agent instructing the transfer agent to issue to Purchaser stock certificates representing the Shares (in denominations as directed by Purchaser); and (b) Purchaser shall pay the Purchase Price by paying the Cash and delivering the executed Note.



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     1.5  Prepayment of Note.  Notwithstanding the maturity date of the Note
          ------------------
(the "Maturity Date"), Purchaser agrees to direct all Net Proceeds from the sale of the Shares (including any portion thereof), prior to the Maturity Date, to the Company in prepayment (or partial prepayment) of the Note. Net Proceeds shall mean gross proceeds less commissions and SEC (as defined below) fees. Purchaser agrees that none of the Shares should be sold for less than Two Dollars ($2.00) per Share (after deducting commissions and SEC fees).

     1.6  Right of Rescission.  If, for any reason, the Registration Statement
          -------------------
(as defined below) is not declared effective by the SEC (as defined below) within six (6) months after the filing thereof, then either Purchaser or the Company may rescind this Agreement, in which event all of the Shares shall be returned to the Company and the Company shall return to Purchaser the Cash and the original Note marked "cancelled", and neither party shall have any further rights or obligations under this Agreement.

     1.7  Warrants. If, within the ninety (90) day period immediately following
          --------
the effectiveness of the Registration Statement (as defined below), Purchaser sells any of the Shares and remits the Net Proceeds thereof to the Company (which must be at least Two Dollars ($2.00) per Share), then the Company shall issue to Purchaser a warrant ("Warrant") to purchase shares of the Company's one cent ($.01) par value common stock at an exercise price of Two Dollars ($2.00) per Share, in an amount equal to one (1) share for each two (2) Shares sold. The term of the Warrant shall be one (1) year and the shares of the Company's one cent ($.01) par value common stock underlying the Warrant shall be included in the Registration Statement (as defined below).

                                    Section 2
                                   ---------

                 Representations and Warranties of the Company
                 ---------------------------------------------

     As a material inducement to Purchaser to enter into this Agreement and purchase the Shares, the Company represents and warrants that:

     2.1  Organization and Corporate Power.
          --------------------------------

          2.1.1 The Company is a corporation duly incorporated, in good standing and validly existing under the laws of the State of Delaware.

     2.2  Capital Stock and Related Matters.
          ---------------------------------

          2.2.1 All of the outstanding shares of the Company's capital stock are validly issued, fully paid, and nonassessable.



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          2.2.2 The Company has, and upon purchase thereof pursuant to the terms of this Agreement, Purchaser will have, good and marketable title to the Shares, free and clear of all security interests, liens, encumbrances, or other restrictions or claims, subject only to restrictions as to marketability imposed by securities laws.

     2.3  Authority.
          ---------

          2.3.1 The Company has the requisite corporate power and authority to enter into this Agreement and consummate the transactions contemplated thereby. The execution and delivery of this Agreement and other documents has been duly authorized by all necessary corporate action of the Company. The execution and delivery of this Agreement will constitute the valid and binding obligation of the Company enforceable against the Company subject to bankruptcy and certain equitable exceptions.

                                    Section 3
                                   ---------

                  Representations and Warranties of Purchaser
                  -------------------------------------------

     As a material inducement to the Company to enter into this Agreement and sell the Shares, Purchaser hereby represents and warrants to the Company as follows:

     3.1  Investment Representations.
          --------------------------

          3.1.1 Notwithstanding the Company's obligations pursuant to Section 5, Purchaser understands that the Shares to be purchased have not been registered under the Act, or under state securities law.

          3.1.2 Purchaser understands that the Shares cannot be resold in a transaction to which the Act and state securities laws apply unless (i) subsequently registered under the Act and applicable state securities laws or
(ii) exemptions from such registrations are available. Purchaser is aware of the provisions of Rule 144 promulgated under the Act which permit limited resale of shares purchased in a private transaction subject to the satisfaction of certain conditions.

          3.1.3 During the course of the negotiation of this Agreement, Purchaser has reviewed all information provided to it by the Company and has had the opportunity to ask questions of and receive answers from representatives of the Company concerning the Company, the securities offered and sold hereby, and to obtain certain additional information requested by Purchaser.

          3.1.4  Purchaser is an accredited investor.



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     3.2  Non-Investment Representations.
          ------------------------------

          3.2.1 Purchaser is a corporation duly incorporated, in good standing and validly existing under the laws of the State of California.

          3.2.2 Purchaser has the requisite corporate power and authority to enter into the Agreement and consummate the transactions contemplated thereby. The execution and delivery of the Agreement and other documents has been duly authorized by all necessary corporate action of Purchaser. The execution and delivery of the Agreement will constitute the valid and binding obligation of Purchaser enforceable against Purchaser subject to bankruptcy and certain equitable exceptions.

                                    Section 4
                                   ---------

                               Registration Rights
                              -------------------

     4.1  Registration Rights Generally.   The Company agrees to use its best
          -----------------------------
efforts  to  file  a  registration   statement  under  the  Act   ("Registration
Statement"), covering the Shares within sixty (60) days from the execution of this Agreement.

     4.2  Registration Procedures. In filing the Registration Statement covering
          -----------------------
the Shares with the Securities and Exchange Commission ("SEC"), the Company shall:

          4.2.1 Prepare and file with the SEC a Registration Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Shares in accordance with the intended method of distribution thereof, and use its best efforts to cause such Registration Statement to become effective; provided that before filing a Registration Statement or Prospectus or any amendments or supplements thereto, including documents incorporated by reference after the initial filing of any Registration Statement, the Company will furnish to Purchaser, any copies of all such documents provided to be filed, which documents will be subject to the review of Purchaser;

          4.2.2 Prepare and file with the SEC such amendments and post-effective amendments to the Registration Statement as may be necessary to keep such Registration Statement effective for a period of one (1) year; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Act; and comply with the provisions of the Act with respect to the disposition of all securities covered by such Registration Statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in the Registration Statement or supplement to such Prospectus;



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          4.2.3 Notify Purchaser promptly, and (if requested by any such person)
confirm such advice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed with respect to a Registration Statement or any post-effective amendments, when the same has become effective; (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related Prospectus or any additional information;
(iii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or the initiation of proceedings for that purpose;
(iv) if any time the representations and warranties of the Company contemplated by this Agreement cease to be true and correct in all material respects; (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of any of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for that purpose; and (vi) of the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement or Prospectus so that they will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading;

          4.2.4 Make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

          4.2.5 Furnish to Purchaser or each person selling the Shares, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules and all documents incorporated by reference therein and all exhibits;

          4.2.6 Deliver to Purchaser or each person selling the Shares, without charge, as many copies of the Prospectus or Prospectuses (including each preliminary Prospectus) any amendment or supplement thereto as such persons may reasonably request; the Company consents to the use of such Prospectus or any supplement or amendment thereto by each of the persons selling the Shares, in connection with the offering and sale of the Shares covered by such Prospectus or any amendment or supplement thereto;

          4.2.7 Prior to any public offering of the Shares, cooperate with Purchaser, or persons selling the Shares, and their respective counsel in connection with the registration or qualification of such Shares for offer and sale under the securities or blue sky laws of such jurisdictions within the United States as Purchaser, or selling person reasonably requests in writing, keep each such registration or qualification effective during the period the Registration Statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Shares covered by the applicable Registration Statement;



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          4.2.8  Cooperate  with  Purchaser  and any other  person  selling  the
Shares, to facilitate the timely preparation and delivery of certificates representing the Shares to be sold and not bearing any restrictive legends; and enable the Shares to be in such denominations and registered in such names as Purchaser may request at least three (3) business days prior to any sale of securities;

          4.2.9 Use its best efforts to cause the Shares covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof, to consummate the disposition of the Shares;

          4.2.10 Upon the occurrence of any event contemplated by Section 4.2.3(vi) above, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to purchasers of the Shares being sold thereunder, such Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          4.2.11 Make available for inspection by one or more representatives of Purchaser or persons selling the Shares, and any attorney or accountant retained by such persons, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such representative; and

          4.2.12 Otherwise use its best efforts to comply with all federal and state rules and regulations; and take such action as may be necessary to or advisable to enable Purchaser or other person to consummate the sale or disposition in such jurisdiction or jurisdiction in which any such person shall have requested that the Shares.

     4.3  Information and Documents.  As a condition precedent to the Company's
          -------------------------
registration obligations hereunder, Purchaser agrees to furnish in writing such information as is requested by the Company for inclusion in the Registration Statement relating to the Shares and such other information and documentation as the Company shall request. In addition, Purchaser shall execute and deliver such agreements and other documents, including without limitation, selling shareholder instructions, powers-of-attorney, and custody agreements, as the Company may reasonably request.

     4.4  Expenses.  All expenses incurred in connection with any registration
          --------
under this Section 4, including without limitation, all registration and filing fees, printing expenses, fees and disbursements to counsel for the Company, blue sky fees and expenses, and expenses of any special audits incident to or required by any such registration are referred to herein as "Registration Expenses." All selling commissions, if any, relating to any registration statement referred to herein,



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are referred to as "Selling  Expenses."  The Company  will pay all  Registration
Expenses and Selling Expenses in connection with any registration pursuant to this Section 4.

     4.5  Termination of Rights.  The Company's obligations to register the
          ---------------------
Shares pursuant to this Section 4 shall cease and terminate as to the Shares upon the occurrence of either of the following: (i) the registration of the Shares under the Act (but only as to the shares so registered); or (ii) at such time as the Shares become transferable under Rule 144 without registration under the Act.

                                    Section 5
                                   ---------

                                 Indemnification
                                ---------------

     5.1  Indemnification and Contribution.
          --------------------------------

          5.1.1  Indemnification by the Company.  The Company shall indemnify
                 ------------------------------
and hold harmless Purchaser from and against any losses, claims, damages or liabilities, joint or several, arising out of, based upon or caused by any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Act, or any preliminary prospectus, final prospectus or summary prospectus contained therein or any document incorporated therein by reference, or any amendment or supplement thereto, or arising out of, based upon or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein in light of the circumstances in which they were made not misleading or arise out of any violation by the Company of any rule or regulation promulgated under the Act or state securities law applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, except provided however, that the indemnity agreement contained in this Section 6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement if effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by Purchaser, partner, officer, director, underwriter or controlling person of Purchaser, and the Company will reimburse Purchaser for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding.

          5.1.2  Indemnification by Purchaser.  Purchaser and any selling person
                 ----------------------------
shall indemnify and hold harmless (in the same manner and to the same extent as set forth in Section 5.1.1) the Company, each director of the Company, each officer who has signed the registration statement and each other person, if any, who controls the Company within the meaning of either



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Section 15 of the Act or Section 20 of the Securities  Exchange Act of 1934, and
any other selling person selling securities under the Registration Statement, with respect to any statement or alleged statement in or omission or alleged omission from the Registration Statement or any preliminary prospectus, final prospectus or summary prospectus contained therein, or any amendment or supplement thereto, if, and only if, such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with information furnished to the Company by Purchaser or such selling person specifically for use therein. The obligation of any selling person hereunder is a separate obligation of each selling person and is not a joint obligation with any other person and shall be limited to an amount equal to the net proceeds received by such person from the sale of securities covered by the Registration Statement, unless such liability arises out of or is based upon such person's willful misconduct.

          5.1.3  Indemnification Procedures.  Promptly after receipt by a person
                 --------------------------
entitled to indemnification under Section 5.1.1 and 5.1.2 above (an "Indemnified Party") of notice of the commencement of any action or proceeding involving a claim referred to in the preceding subdivisions of this Section 5, such Indemnified Party shall, if a claim in respect thereof is to be made against a party required to provide indemnification (an "Indemnifying Party"), give written notice to the latter of the commencement of such action; provided,
                                                                 --------
however, that the failure of any Indemnified Party to give notice as provided
-------
herein shall not relieve the Indemnifying Party of its obligation under the preceding subdivisions of this Section 5, except to the extent that the Indemnifying Party is actually prejudiced by such failure to give notice. In case any such action is brought against an Indemnified Party, the Indemnifying Party shall be entitled to participate in and to assume the defense thereof, jointly with any other Indemnifying Party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel; or (ii) the named parties to any such proceeding (including any impleaded parties) include both the Indemnifying Party and the Indemnified Party and representation of both parties by the same counsel would be, in the reasonable judgment of the Indemnified Party, inappropriate due to actual differing interests between them. It is understood that the Indemnifying Party shall not, in respect of the legal expenses of any Indemnified Party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either such Section; and (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for any Indemnified Party. The Indemnifying


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Party shall not be liable for any settlement of any proceeding  effected without its written consent, which consent will not be unreasonably withheld, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Party agrees to indemnify the Indemnified Party from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Party shall, without the consent of the Indemnified Party, effect the settlement or compromise of, or consent to entry of any judgment or enter into any settlement with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim; and (B) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

          5.1.4  Other Indemnification.  Indemnification similar to that
                 ---------------------
specified in the preceding subdivisions of this Section 5 (with appropriate modifications) shall be given by the Company and Purchaser or each selling person as to any securities included in the Registration Statement with respect to any required registration or other qualification of securities under any Federal or state law or regulation of any governmental authority, other than the Act.

          5.1.5  Indemnification Payment.  The indemnification required by this
                 -----------------------
Section 5 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or expense, loss, damage or liability is incurred.

          5.1.6  Survival of Obligations.  The obligations of the Company and of
                 -----------------------
Purchaser or each selling person under this Section 5 shall survive the completion of any offering of the Shares in accordance with this Agreement and will remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Party or any officer, director or controlling person of such Indemnified Party.

          5.1.7  Contribution.  If the indemnification provided for in this
                 ------------
Section 5 is unavailable or insufficient to hold harmless an Indemnified Party, then each Indemnifying Party shall contribute to the amount paid or payable to such Indemnified Party as a result of the losses, claims, damages or liabilities referred to in this Section 5 an amount or additional amount, as the case may be, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party or Indemnifying Parties on the one hand and the Indemnified Party on the other in connection with the statements or omissions which resulted in such losses, claims, demands or liabilities as well as any other relevant equitable considerations. With respect to contribution required pursuant to this
Section 5.1.7, the relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Indemnifying Party or Indemnifying Parties on


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the one hand or the Indemnified  Party on the other,  and the parties'  relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid to an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this Section 5.1.7 shall be deemed to include any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any action or claim which is the subject of this
Section 5. Notwithstanding the provisions of this Section 5.1.7, an indemnified holder of the Shares shall not be required to contribute any amount in excess of the amount by which the net proceeds to such holder of securities from the sale thereof exceed the amount of damages which such indemnified holder has otherwise been required to pay pursuant to Section 5.1.1 or Section 5.1.2, as applicable, by reason of any untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation within the meaning of
Section 11(f) of the Act shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     If indemnification is available under Section 5.1.1 or Section 5.1.2, an Indemnifying Party shall indemnify an Indemnified Party to the full extent provided in Section 5.1.1 or Section 5.1.2, as applicable, without regard to the equitable considerations provided for in the immediately preceding paragraph.

                                    Section 6
                                   ---------

                            Miscellaneous Provisions
                            ------------------------

     6.1  Amendment and Modification.  Subject to applicable law, this Agreement
          --------------------------
may be amended, modified, or supplemented only by a written agreement signed by Purchaser and the Company.

     6.2  Waiver of Compliance; Consents.
          ------------------------------

          6.2.1 Any failure of any Party to comply with any obligation, covenant, agreement, or condition herein may be waived by the Party entitled to the performance of such obligation, covenant, or agreement or who has the benefit of such condition, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement, or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

          6.2.2 Whenever this Agreement requires or permits consent by or on behalf of any Party hereto, such consent will be given in a manner consistent with the requirements for a waiver of compliance as set forth above.


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     6.3  Notices.  All notices, requests, demands, and other communications
          -------
required or permitted hereunder will be in writing and will be deemed to have been duly given when delivered by hand or two (2) days after being mailed by certified or registered mail, return receipt requested, with postage prepaid or upon transmission by means of electronic or facsimile transmission with the date and time of such transmission determined as the later of (i) the date and time of the electronic recording stamp affixed by the recipients device; or (ii) the date and time of any electronic recording stamp affixed by the senders device.

          If to Purchaser:

          Amerivet Securities, Inc.
          2121 E. Pacific Coast Hwy., Suite 220
          Corona Del Mar, CA 92625
          Attn: President

or to such other person or address as Purchaser furnishes to the Company pursuant to the above.

          If to the Company:

          Color Imaging, Inc.
          4350 Peachtree Industrial Blvd., Suite 100
          Norcross, GA 30071
          Attn: Chief Executive Officer

or to such other person or address as the Company may furnish to Purchaser pursuant to the above.

     6.4  Titles and Captions.  All section titles or captions contained in this
          -------------------
Agreement are for convenience only and shall not be deemed part of the context nor affect the interpretation of this Agreement.

     6.5  Entire Agreement.  This Agreement contains the entire understanding
          ----------------
between and among the Parties and supersedes any prior understandings and agreements among them respecting the subject matter of this Agreement.

     6.6  Agreement Binding.  This Agreement shall be binding upon the heirs,
          -----------------
executors, administrators, successors and assigns of the Parties hereto.

     6.7  Attorneys' Fees.  In the event an arbitration, suit or action is
          ---------------
brought by any Party under this Agreement to enforce any of its terms, or in any appeal therefrom, it is agreed that the each


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Party shall be required to pay its own attorneys'  fees,  regardless of whom the prevailing party may be.

     6.8  Governing Law.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of California.

     6.9  Presumption.  This Agreement or any section thereof shall not be
          -----------
construed against any Party due to the fact that said Agreement or any section thereof was drafted by said Party.

     6.10 Further Action.  The Parties hereto shall execute and deliver all
          --------------
documents, provide all information and take or forbear from all such action as may be necessary or appropriate to achieve the purposes of the Agreement.

     6.11 Parties in Interest.  Nothing herein shall be construed to be to the
          -------------------
benefit of any third party, nor is it intended that any provision shall be for the benefit of any third party.

     6.12 Savings Clause.  If any provision of this Agreement, or the
          --------------
application of such provision to any person or circumstance, shall be held invalid, the remainder of this Agreement, or the application of such provision to persons or circumstances other than those as to which it is held invalid, shall not be affected thereby.


"PURCHASER"
WALL STREET CONSULTING CORP.,
a Delaware corporation, d/b/a Wall Street Advisors, Inc.

By:  /s/ Patrick N. DiCarlo
   -------------------------------------------

Its: Chairman, CEO
    ------------------------------------------


"COMPANY"


By:  /s/ Michael Brennan
   -------------------------------------------
     Michael Brennan, Chief Executive Officer


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                                    Exhibit A

                                 Promissory Note



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